Exhibit 99.1

Sonnet BioTherapeutics Regains Nasdaq Minimum Bid Price Compliance

PRINCETON, NJ / ACCESSWIRE / September 19, 2023 / Sonnet BioTherapeutics Holdings, Inc., (NASDAQ:SONN) a clinical-stage company developing targeted immunotherapeutic drugs, announced today that it has received formal notice from the Listing Qualifications staff of The Nasdaq Stock Market indicating that Sonnet has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

To regain compliance with the Rule, the Company’s common shares were required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days, which was achieved on September 15, 2023. As a result, the listing matter has been closed.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the timing of an IND submission, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Jack Yauch

Solebury Strategic Communications

862-754-1024

jyauch@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.